UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2024

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)	73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 12, 2024, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) increased the size of the Board from seven directors to eight directors and appointed Archana Vemulapalli to the Board to serve as a Class I director, effective July 30, 2024. Ms. Vemulapalli will stand for re-election at the Company’s annual meeting of stockholders in 2026. Ms. Vemulapalli has been appointed to serve on the audit committee of the Board, effective July 30, 2024. As compensation for her services, Ms. Vemulapalli will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2024.

Ms. Vemulapalli has served as Corporate Vice President, Global Commercial Sales for Advanced Micro Devices, Inc. (“AMD”), a global semiconductor company, since December 2023. She also leads Global System Integrator/System Integrator alliances worldwide at AMD. Prior to joining AMD, she was employed by Amazon Web Services (“AWS”), where she served as Head of Product and Global Strategy for Data and AI from March 2023 to December 2023 and as General Manager and Head of Solutions Architecture for North America from October 2021 to March 2023. Prior to AWS, Ms. Vemulapalli was the General Manager and Global Chief Technology Officer for IBM’s Infrastructure Services business from January 2019 to September 2021, with direct oversight of its global portfolio strategy, software product development, and offerings portfolio. Prior to IBM, Ms. Vemulapalli served as the Chief Technology Officer for Washington, D.C., where she held a key cabinet position overseeing the central technology agency managing enterprise applications and infrastructure. Ms. Vemulapalli serves on the Trustees Council of Penn Women and the James Brister Society at the University of Pennsylvania, and is a member of the Board of Advisors for the Global Good Fund. She has a master’s degree in leadership from the McDonough School of Business at Georgetown University, a master’s degree in telecommunications from the University of Pennsylvania and an undergraduate degree in engineering from the University of Madras. Ms. Vemulapalli was selected to serve on the Board based on her more than 23 years of technology expertise and because she is well known for helping global companies build teams, develop organizational structures and create value with AI and data services to transform their business.

There are no arrangements or understandings between Ms. Vemulapalli and any other person pursuant to which Ms. Vemulapalli was named a director of the Company. Ms. Vemulapalli does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 18, 2024, the Company issued a press release announcing the appointment of Ms. Vemulapalli as a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued July 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: July 18, 2024	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer